Exhibit 10.2

April 28, 2008

To:	Samoyed Energy Corp.
2440, 10303 Jasper Avenue
Edmonton, Alberta T5J 3N6
Attention: Lisa Jacobson, Secretary

Advanced Voice Recognition Systems, Inc.
112 E. Spruce Street
Mitchell, South Dakota 5731
Attention: Walter Geldenhuys, President & CEO

Dear Ladies and Gentlemen:

The undersigned holder of 3,500,000 shares of the common stock of Samoyed Energy Corp., a Nevada corporation (“SMYD Common Stock”) (the “Holder”) understands that Samoyed Energy Corp. (“SMYD”), and Advanced Voice Recognition Systems, Inc., a Colorado corporation (“AVRS”), have entered into a Letter of Intent dated January 29, 2008, as amended on March 28, 2008 (the “LOI”). The LOI and amendment thereto were filed as exhibits to SMYD’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 4, 2008 and March 31, 2008, respectively. Pursuant to the LOI, SMYD, AVRS and the stockholders of AVRS (the “AVRS Stockholders”) are entering into a transaction (the “Exchange”) whereby the AVRS Stockholders will exchange all of the issued and outstanding shares of common stock of AVRS for an aggregate of 140,000,000 shares of common stock of SMYD.

SMYD, AVRS and the AVRS Stockholders have entered into a Stock Exchange Agreement dated April 14, 2008 (the “Stock Exchange Agreement”) to evidence the Exchange. A copy of the Stock Exchange Agreement was filed as Exhibit 10.1 to SMYD’s Current Report on Form 8-K filed with the SEC on May 1, 2008.

The Holder understands that delivery of this letter agreement (this “Agreement”) is a condition to closing the Stock Exchange Agreement. This Agreement sets forth the terms and conditions under which the Holder agrees to pay to SMYD an amount equal to $1,750,000 within ninety (90) days of the Closing (as defined in the Stock Exchange Agreement), or in the alternative, tender to SMYD for cancellation two (2) shares of SMYD Common Stock for every $1 not paid. All dollar amounts stated in this Agreement are in United States Dollars.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder agrees as follows:

1.
Agreement to Pay; Forfeiture of Shares; Waiver. On or before August 19, 2008 (90 days after the Closing, such date to be referred to herein as the “Payment Date”), Holder shall pay to SMYD $1,750,000. In the event SMYD does not receive the Payment on or before the Payment Date, Holder shall tender its shares of SMYD Common Stock to SMYD no later than the Payment Date for immediate cancellation by SMYD at a rate of two (2) shares of SMYD Common Stock for every $1 not received by SMYD on or before the Payment Date. Holder agrees that, in the event it tenders its shares of SMYD Common Stock to SMYD for cancellation, upon tendering the shares, Holder will not have any claim against SMYD, AVRS or any affiliate of SMYD or AVRS, including but not limited to, any claim for stock or other equity interests of any kind, or any claim based upon breach of contract, discrimination, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever, and Holder shall not bring any claim or commence any litigation against SMYD, AVRS or any affiliate of SMYD or AVRS relating to any of the foregoing.

2.	Stock Power. Simultaneous with delivering an executed original of this Agreement, Holder shall deliver to SMYD a duly executed stock power in the form of the attached Exhibit A. Set forth on Exhibit A is the Certificate Number(s) for the 3,500,000 shares of SMYD Common Stock held by Holder. In the event SMYD receives the entire Payment on or before the Payment Date, SMYD shall return the stock power to Holder. In the event SMYD receives less than the entire Payment by the Payment Date, (a) if SMYD did not receive any of the Payment, Holder shall deliver to SMYD for cancellation, stock certificate(s) evidencing 3,500,000 shares of SMYD Common Stock, or (b) if SMYD receives only a portion of the Payment, Holder shall delivery to SMYD certificates representing that number of shares of SMYD Common Stock equal to two (2) shares of SMYD Common Stock for each $1 not paid to SMYD in accordance with this Agreement.

3.	Authority; Ownership. This Agreement constitutes the legal, valid, and binding obligation of Holder, enforceable against Holder in accordance with its terms. Holder has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. As of the date hereof and the date, if any, on which Holder tenders for cancellation the shares subject to this Agreement, Holder is the record and beneficial owner and holder of the shares of the SMYD Common Stock subject to this Agreement, free and clear of any liens or encumbrances.

4.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

5.	Captions. Section captions and headings used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

6.	Counterparts and Execution of Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures of all purposes.

7.	No Assignment by Holder. Holder may not assign its rights or obligations set forth in this Agreement.

8.	Enforceability. The parties further acknowledge and agree that the enforceability of this Agreement as it pertains to the undersigned Holder shall not be dependent upon obtaining an executed Agreement from any holder of SMYD’s securities.

9.	Information. Holder acknowledges that it has all information needed to enter into the agreements and make the waivers contemplated by this Agreement, and if it has requested any information from SMYD, Holder acknowledges receiving the same.

[Remainder of Page Intentionally Left Blank]

If you accept the foregoing terms, please execute in the space provided below and return one copy to SMYD at the above fax number.

Sincerely,

HOLDER:

Signature of Individual Holder:

Printed Name of Individual Holder:

Printed Name of Entity (if applicable)

By (Signature):
Name (printed)
Title:

Address

City, State, Postal or Zip Code, Country

[Signature Page to Letter Agreement]

EXHIBIT A

Form of Stock Power

STOCK POWER

The undersigned, for good and valuable consideration, does hereby transfer and assign the common stock of Samoyed Energy Corp. (the “Company”), represented by the attached certificate number (s) __________ (the “Shares”), to ___________________________ and does hereby irrevocably appoint ________________________ as my attorney-in-fact to transfer the said Shares on the books of the Company with full power of substitution in the premises.

Dated:

[INSERT NAME OF COMPANY]

By:

Name:

Title: